UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Automatic Data Processing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

(973) 974-5000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value (voting)	ADP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2025, Peter J. Hadley was appointed Chief Financial Officer (“CFO”) of Automatic Data Processing, Inc. (the “Company”), effective July 1, 2025. Mr. Hadley, age 52, will succeed Don McGuire who will be stepping down from this role as of June 30, 2025, and will continue to serve as a corporate officer of the Company during a transition period through September 30, 2025.

Prior to his appointment as CFO of the Company, Mr. Hadley has served as Treasurer since October 2022 and as President, Asia Pacific, from November 2017 through September 2022. Prior to that, Mr. Hadley served as CFO, Global Enterprise Solutions, from July 2014 through October 2017, CFO, Employer Services International (“ESI”), from July 2012 through June 2014 and Vice President, Finance ESI, from July 2006 through June 2012.

The Company is providing Mr. Hadley the following key compensation and benefits:

•	An annual base salary of $650,000;
•	An annual target bonus of 150% of annual base salary, with the payout to be calculated based on performance against a set of objectives under the Company’s Annual Cash Bonus Plan for Officers;
•	Participation in the long-term incentive compensation program for executives consisting of performance-based stock units (“PSUs”) and restricted stock units (“RSUs”), with an expected annual total target equity award value of $4,875,000 for fiscal year 2026; and
•	Participation in all of the Company’s applicable 401(k), executive retirement, deferred compensation, medical and health, life, accident, disability and other insurance programs, stock purchase and certain other perquisite and benefit programs on the same basis as similarly situated senior executives.

In addition, in the event of involuntary termination of Mr. Hadley’s employment without cause, he is entitled to 18 months of salary continuation, a prorated bonus and continued vesting in unvested equity awards for the 18-month severance period pursuant to the Company’s Corporate Officer Severance Plan. Mr. Hadley is also covered by the Company’s Change in Control Severance Plan for Corporate Officers, as amended, so that if his employment is terminated either involuntarily without cause or for “good reason,” within two years after a change in control, he would be entitled to receive 150% of his total annual compensation as defined in the plan and the accelerated vesting of unvested equity awards. Mr. Hadley is subject to the Company’s stock ownership guidelines, which require him to have an ownership target in Company stock equal to three times base salary as CFO. He is also subject to the Company’s Clawback Policy.

A copy of the press release announcing the appointment of Mr. Hadley is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99	Press Release dated April 30, 2025 issued by Automatic Data Processing, Inc.

Exhibit 104	Cover Page Interactive Data File, embedded in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.
(Registrant)

Date: April 30, 2025	By:	/s/ Michael A. Bonarti
		Name:	Michael A. Bonarti
		Title:	Vice President